   As filed with the Securities and Exchange Commission on September 14, 1998
                                                      Registration No. 333-58535




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           AMENDMENT NO. 2 TO FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ECOGEN INC.


             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2487948
                     (I.R.S. Employer Identification Number)


    2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047, (215) 757-1590 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)





    Mary E. Paetzold                                  Copies to:
 Vice President and Chief                        Elizabeth A. Brower, Esq.
     Financial Officer                     Paul, Hastings, Janofsky & Walker LLP
        Ecogen Inc.                             1055 Washington Boulevard
  2005 Cabot Boulevard West                     Stamford, Connecticut 06901
Langhorne, Pennsylvania  19047                      (203) 961-7400
        (215) 757-1590

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time, as determined by market conditions, after Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

     Title of Securities      Amount to be  Proposed Maximum Aggregate Price  Proposed Maximum Aggregate  Amount of Registration
       to be Registered        Registered            Per Share (1)                Offering Price(1)                Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  1,600,000(2)               $2.625                          $4,200,000.00         $1,239.00(3)



(1) Estimated solely for the purpose of calculating the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act") and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on June 30, 1998.

(2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional shares of Common Stock as may be issuable to prevent dilution resulting from stock splits and certain stock dividends.

(3) Includes $1,239.00 previously paid.

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 1998


                                   PROSPECTUS

                                   ECOGEN INC.


                        1,600,000 SHARES OF COMMON STOCK



                  This Prospectus relates to the offering of up to an aggregate of 1,600,000 shares (the "Shares") of Common Stock, $.01 par value ("Common Stock"), of Ecogen Inc., a Delaware corporation ("Ecogen" or the "Company"), which may be offered from time to time by the persons (the "Selling Stockholders") named in this Prospectus under the caption "Selling Stockholders."


                  On June 5, 1998, the Company sold 20,000 shares of its Series 1998-A Convertible Preferred Stock, $.01 par value (the "Series A Stock") and a warrant (the "Warrant") to purchase 160,000 shares of Common Stock to one of the Selling Stockholders (the "Preferred Holder") in a private transaction. Pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Series 1998-A Convertible Preferred Stock (the "Series A Certificate") regarding payment of dividends, the Company may, from time to time, issue additional shares of Series A Stock (the "Dividend Shares") to the Preferred Holder in payment of dividends on the Series A Stock. The Series A Stock is convertible, at the option of the holder thereof, at a rate equal to the lesser of (a) 100% of the average of the two lowest closing bid prices of the Common Stock during the ten consecutive trading days prior to the applicable conversion date and (b) $3.39375. As partial consideration for services rendered in connection with the placement of the shares of Series A Stock to the Preferred Holder, the Company also issued 24,000 shares of Common Stock to the other Selling Stockholder (the "Common Holder").



                  The Shares being offered hereby by the Selling Stockholders may be acquired from time to time, upon conversion of the Series A Stock or exercise of the Warrant. The Shares include (a) the 160,000 shares of Common Stock issuable upon exercise of the Warrant, (b) the 24,000 shares of Common Stock issued to the Common Holder, and
(c) 1,416,000 shares of Common Stock which may be issuable upon conversion of the Series A Stock (including the Dividend Shares). The Warrant has a five year term and an initial exercise price of $3.525 per share. The actual number of shares of Common Stock issued or issuable upon conversion of the Series A Stock or exercise of the Warrant is subject to adjustment depending on factors which cannot be predicted by the Company at this time, including among others, (a) the future market prices of the Common Stock, and (b) the payment of dividends on the Series A Stock in additional shares of Series A Stock.



                  The Shares may, without limitation, be offered for sale from time to time by the Selling Stockholders in brokerage transactions at prevailing market prices, in transactions at negotiated prices or otherwise. No representation is made that any Shares will or will not be offered for sale. The Company will not receive any proceeds from the sale of the Shares. All costs, expenses and fees incurred in connection with the registration of the Shares, estimated to be approximately $20,000, are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. See "Plan of Distribution."



                  The Selling Stockholders, and the brokers through whom sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholders or such brokers on the sale of the Shares may be deemed to be underwriting commissions.


                  The Common Stock is traded in the NASDAQ National Market System under the symbol EECN. On August 28, 1998, the last sale price per share of the Common Stock, as reported on the NASDAQ National Market System, was $1.1875.


                  THE OFFERING INVOLVES A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES, SEE "RISK FACTORS."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is______ __, 1998.

                              AVAILABLE INFORMATION

                  Ecogen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the SEC. Copies of reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and, upon request, may be made available at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, at 73 Tremont Street, Suite 600, Boston, Massachusetts 02108-3912, and at The Curtis Center, Suite 1005 E., 601 Walnut Street, Philadelphia, Pennsylvania 19106-3322. In addition, the SEC maintains a Web-site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC and the address of such site is http://www.sec.gov.

                  The Company's Common Stock is traded on the NASDAQ National Market System. Copies of reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20006.

                  The Company also has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act) with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the offering, reference is made to such Registration Statement, exhibits and schedules, which may be inspected without charge at the SEC's office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the SEC.

                                             TABLE OF CONTENTS
                                                                          Page


AVAILABLE INFORMATION........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................4

THE COMPANY..................................................................5

RISK FACTORS.................................................................5

FORWARD LOOKING STATEMENTS...................................................8

SELLING STOCKHOLDERS.........................................................9

PLAN OF DISTRIBUTION........................................................10

DESCRIPTION OF SECURITIES...................................................11

TRANSFER AGENT AND REGISTRAR................................................11

EXPERTS.....................................................................11

LEGAL MATTERS...............................................................11

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


                  The following documents filed by the Company with the SEC are incorporated herein by reference:

                  (a) The Company's Form 10-K Annual Report for the fiscal year ended October 31, 1997, filed pursuant to Section 13 or 15(d) of the Exchange Act.

                  (b) The Company's Form 10-Q Quarterly Reports for the fiscal quarters ended January 31, 1998, April 30, 1998 and July 31, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act.

                  (c) The Company's Form 8-K Current Report dated May 15, 1998, filed pursuant to Section 13 or 15(d) of the Exchange Act.


                  (d) The Company's Form 8-K Current Report dated September 2, 1998, filed pursuant to Section 13 or 15 (d) of the Exchange Act.



                  (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (File No. 1-9579) filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

                  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon the written or oral request of such person a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such request should be addressed to: Ecogen Inc., 2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047, Attention: Mary
E. Paetzold, Vice President and Chief Financial Officer.

                                   THE COMPANY


                  Ecogen, a Delaware corporation incorporated in 1983, is a biotechnology company specializing in the development and marketing of environmentally compatible products for the control of pests in agricultural and related markets. Ecogen's product revenues are generated by sales of biological insecticides derived from the bacterial microorganism Bacillus thuringiensis ("Bt") and biological fungicide products for the control of powdery mildew and post-harvest rot disease. In addition, Ecogen is developing for introduction into certain niche markets insecticidal nematode (microscopic roundworm) products for the control of insect pests. Ecogen was the first company to sell genetically enhanced biological pesticide products which are registered with the U.S. Environmental Protection Agency (the "EPA") for commercial sale. In addition, Ecogen is the only Company to have received EPA approvals to sell Bt insecticides incorporating a recombinant Bt strain.

                  Ecogen's principal executive offices are located at 2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047. Its telephone number is (215) 757-1590.


                                  RISK FACTORS

                  AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY IS HEREBY IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS OF THE COMPANY. THE COMPANY ADVISES PROSPECTIVE INVESTORS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS IN LIGHT OF THE RISKS AND UNCERTAINTIES TO WHICH THEY ARE SUBJECT. IN EVALUATING THE COMPANY AND ITS BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED HEREIN.

                  LIQUIDITY AND LONG-TERM CAPITAL NEEDS. To date, the Company has not generated positive cash flow from operations. Since the Company's inception in 1983, the Company has financed its working capital needs primarily through equity securities, revenues from research and development agreements and product sales. The Company's working capital and working capital requirements are affected by numerous factors and there is no assurance that such factors will not have a negative impact on the Company's liquidity. Principal among these factors are the success of its product commercialization and marketing efforts and the efforts of its strategic partners in commercializing and selling products based on the Company's technology, the technological advantages and pricing of the Company's products, economic and environmental considerations which impact agricultural crop production and the agricultural sector generally, competitive conditions in agricultural pest control market, and access to capital markets that can provide the Company with the resources necessary to fund its strategic priorities. The Company may need additional financing to support current levels of product development and commercialization. There is no assurance that such financing will be available on terms acceptable to the Company or at all. Over the long-term, the Company's liquidity is dependent on market acceptance of its products and technology.

                  EARLY STAGE OF PRODUCT SALES. Ecogen is in its early years of significant commercial sales of a line of biorational products for the control of pests in agricultural and related markets. Currently, Ecogen's primary products include a line of biological insect control products and biofungicide products. There can be no assurance that Ecogen's existing or future products will be commercially accepted.

                  LACK OF OPERATING PROFITS. Ecogen has incurred net losses since its inception. Historically, Ecogen's working capital has been maintained primarily through sales of capital stock and not through operations. To date, Ecogen has not generated profits or positive cash flow from operations. There can be no assurance that Ecogen will achieve operating profits or will generate a positive cash flow. No assurance exists that the Company will be able to market its products at prices and in quantities that will enable the Company to achieve profitability.

                  DIVIDENDS. The Company has never paid a dividend on its Common Stock and does not anticipate paying dividends on the Common Stock in the foreseeable future. The Company currently intends to retain earnings, if any, for use in its business. There can be no assurance that the Company will ever pay dividends on its Common Stock.

                  MANUFACTURING RISKS. A key to Ecogen's achieving its product sales objectives is Ecogen's ability to mass produce its biorational products in a timely and cost-effective manner. In order for Ecogen's product sales to be profitable, Ecogen must be able to scale-up its production to meet anticipated needs and no assurance exists that Ecogen will be able to scale-up its production on commercially reasonable terms or at all. Ecogen's production plans call for reliance upon third parties for most of its product manufacturing, formulation and packaging requirements. Although Ecogen believes that such third parties have sufficient operating capacity to satisfy Ecogen's product manufacturing needs, the failure of any such party to provide products to Ecogen under its product manufacturing arrangement could have a material and adverse effect on Ecogen's ability to meet the demand for its product.

                  DEPENDENCE ON KEY PERSONNEL. Ecogen's future success is dependent upon the efforts and abilities of its employees. Ecogen has assembled a highly qualified technical staff, many of whom have considerable prior experience with bioinsecticides. The loss of certain key employees could materially and adversely affect Ecogen's business. Ecogen's success will depend on its ability to retain key employees and, if any depart, to replace them with personnel of comparable scientific and management capability.

                  COMPETITION AND TECHNOLOGY. The markets in which Ecogen operates are highly competitive. Competition is based principally on price and efficacy, but safety and ease of application are also factors. Competitors of Ecogen include manufacturers and marketers of synthetic chemical pesticides and biopesticides including large chemical companies, such as Abbott Laboratories, Novartis and Dow AgroSciences, as well as specialized biotechnology firms. Many of these companies have considerably greater financial and marketing resources than Ecogen. Competitors with respect to research and development activities also include universities and public and private research organizations. In addition, Ecogen's bioinsecticide products compete with certain transgenic seed and plant products that have insecticidal capabilities. No assurance exists that the competitive pressure will not result in a reduction in prices of the Company's products which could adversely affect the Company's profitability. The agricultural pesticide industry is undergoing, and is expected to continue to undergo, rapid and significant technological change. Ecogen expects competition to intensify as technical advances in the field are made and become more widely known. There can be no assurance that developments by others will not render Ecogen's products or technology obsolete or noncompetitive.

                  SEASONALITY. The bulk of the Company's products are marketed for agricultural applications in the northern hemisphere, where the growing season generally runs from spring until fall. Commercial introduction of the Company's new products is contingent on, among other factors, completion of field testing and receipt of required regulatory approvals. Field testing, regulatory approval and commercial introduction of

Ecogen's products not yet registered with the EPA must occur at certain times before or during the growing season. Unusual weather conditions during field tests or the failure to receive regulatory approval prior to the growing season may require additional field tests to be conducted in subsequent growing seasons, with resulting delays in new product development and commercialization. In addition, because of the seasonal nature of its business, Ecogen's product revenues are likely to be concentrated in the fiscal quarters prior to and during a particular growing season and may result in substantial variations in quarter-to-quarter financial results. Product sales from year-to-year are also affected by unusual weather conditions, such as droughts or floods, and the level of insect infestation in grower areas.

                  GOVERNMENTAL REGULATION. Pesticides are subject to rigorous testing and approval processes by the EPA and similar regulatory authorities in certain states and in other countries. The process of obtaining these approvals can be time-consuming and costly. There can be no assurance that such approvals will be granted on a timely basis, if at all. Delays in obtaining necessary product registrations could have a significant impact upon Ecogen's revenues and competitive position in the way of delayed product sales and lost market opportunities. Additionally, while the EPA has in place a registration procedure for biopesticides that is less burdensome in comparison to the registration procedures for synthetic chemical pesticides, there can be no assurance that additional requirements will not be added by the EPA which could make the procedure more time-consuming and costly or that a particular product developed in the future will qualify for registration as a biopesticide. There is no assurance that any registrations that have been granted will not be revoked or that, if the Company applies for any additional registrations or approvals, they will be issued.

                  PROPRIETARY TECHNOLOGY AND TRADE SECRETS. Although Ecogen has issued and pending patents with respect to certain of its technologies, there can be no assurance that any additional patents will be issued or that any issued patents will provide adequate protection for Ecogen's products or processes. Although Ecogen pursues a policy of seeking patent protection, both in the United States and abroad, for its novel micro-organisms and related biopesticide compositions of matter and processes, the issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others. A patent could be challenged by litigation and, if the outcome of such litigation were adverse to the patent holder, competitors could be free to use the subject matter covered by the patent, or the patent holder could be required to license the technology to others.

                  Because of the uncertainty concerning patent protection, Ecogen also relies upon unpatented proprietary technology and trade secrets. All Ecogen employees and consultants sign confidentiality agreements under which they agree not to use or disclose Ecogen's confidential information as long as that information remains proprietary or, in some cases, for fixed time periods. There can be no assurance that others have not developed or will not independently develop such proprietary technology or substantially equivalent information and techniques or that secrecy will not be breached. Ecogen's ability to compete will depend, in part, on maintaining the proprietary nature of its technology.

                  Ecogen is aware that substantial research efforts in biotechnology are taking place at universities, government laboratories and public corporations around the world and that numerous patent applications have been filed, and that patents have been issued, relating to fundamental technologies and to specific biological pesticide products and processes. The costs associated with the enforcement of Ecogen's patents and with obtaining licenses, if required, under patents held by third parties can be significant and thus could materially and adversely affect Ecogen's business. There can be no assurance that Ecogen could obtain licenses with respect to such patents on favorable terms, if at all.

                  PRODUCT LIABILITY. Product liability claims may be asserted with respect to the Company's technology or products. Although Ecogen currently has product liability insurance, there can be no assurance that Ecogen has obtained sufficient insurance coverage, or that Ecogen will have sufficient resources, to satisfy any product liability claims. A successful product liability claim in excess of the Company's insurance coverage could have a material adverse effect on the Company.

                  STOCK PRICE VOLATILITY. The market prices for shares of common stock and other securities of biotechnology companies (including Ecogen) historically have been extremely volatile. Factors such as announcements of technical innovations and new commercial products by Ecogen's current or potential competitors, adverse results in Ecogen's field tests or product sales, adverse litigation, adverse legislation, patent or proprietary rights developments or market conditions in general may have a significant impact on the market prices of the Shares offered hereby. In addition, the future sale of a substantial number of shares of Common Stock by existing stockholders or by Ecogen may have an adverse impact on the market price of the Shares offered hereby. There can be no assurance that the trading price of the Company's Common Stock will remain at or near its current level.


                  DILUTION. Ecogen has granted options to purchase Common Stock under employee benefit plans and agreements with management and directors of Ecogen. Warrants, options, convertible securities (including, without limitation, the Series A Stock) and other rights to purchase Common Stock are also outstanding under financing arrangements and other transactions. Ecogen regularly examines opportunities to expand its technology base and product line through means such as licenses, joint ventures and acquisition of assets or ongoing businesses (including the acquisition of outstanding minority interests in its Ecogen Technology I Incorporated subsidiary) and may issue securities in connection with such transactions. Ecogen may issue additional stock, warrants and/or options or other convertible securities in order to raise funds or for other purposes in the future and may also issue additional securities in connection with its employee benefit plans. During the terms of any such options, warrants and other convertible securities, the holders thereof have an opportunity to profit from a future rise, if any, in the market price of the Common Stock. The exercise of any such outstanding options, warrants or other convertible securities or the issuance of any such additional warrants, options or other equity or derivative securities of the Company may adversely affect the market value of the Shares offered hereby or adversely affect the terms on which Ecogen may obtain additional equity financing.


                           FORWARD LOOKING STATEMENTS

                  Certain statements contained or incorporated by reference in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth in this Prospectus, including under the caption "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such statements or to publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company's expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

                              SELLING STOCKHOLDERS


                  The following table sets forth as of August 28, 1998, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of the Company's Common Stock by the Selling Stockholders. Such Selling Stockholders may not have a present intention of selling the Shares and may offer less than the amount of Shares indicated.



                                                              Shares Beneficially Owned




                                          Shares Beneficially         Shares              Shares Beneficially
                                             Owned Before               to             Owned After Offering (1)
Name and Address                               Offering             be Offered             Number     Percentage

KA Investments LDC (2)                        400,156(3)           1,576,000 (4)           0              __
c/o Deephaven Capital Management
1712 Hopkins Crossroads
Minnetonka, MN 55305
Jesup & Lamont Securities Corp. (5)             24,000                24,000               0              __
650 Fifth Avenue, Third Floor
New York, NY 10019


(1) Assumes resale of all shares of Common Stock offered hereby.

(2) KA Investments LDC is managed by Deephaven Capital Management LLC, 1712 Hopkins Crossroads, Minnetonka, MN 55305, a privately held investment management firm.


(3) Includes shares of Common Stock issuable upon exercise of the Warrant and upon conversion of the Series A Stock at an assumed conversion price of $1.25 per share (the "Initial Stock"). Because the number of shares of Common Stock issuable upon conversion of the Series A Stock and as payment of dividends thereon in shares of Common Stock is dependent in part upon the market price of the Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued in respect of such conversions or dividend payments, and consequently the number of shares of Common Stock that will be beneficially owned by the Selling Stockholder, will fluctuate daily and cannot be determined at this time. However, the Selling Stockholder has contractually agreed to restrict its ability to convert Preferred Stock (and receive shares of Common Stock in payment of dividends thereon) or exercise the Warrant to the extent that the number of shares of Common Stock held by it and its affiliates after such conversion or exercise exceeds 4.999% of the then issued and outstanding shares of Common Stock following such conversion or exercise. Due to this restriction, the number of Shares beneficially owned by KA Investments is equal to 4.999% of the total shares of Common Stock outstanding (including shares issued on conversion or exercise).



(4) Includes shares of Common Stock issuable upon conversion of the Series A Stock and the payment of dividends thereon at an assumed conversion price of $1.25 per share and shares of Common Stock issuable upon exercise of the Warrant, in each case without regard to the limitation described in footnote (3) above. Because the number of shares of Common Stock issuable upon conversion of the Series A Stock and as payment of dividends thereon is dependent in part upon the market price of the Common Stock prior to a conversion, the actual number of shares of Common Stock that will be issued in respect of such conversions or dividend payments and, consequently, offered for sale under this Registration Statement, cannot be determined at this time. In order to provide for a cushion for such fluctuations, the number of shares of Common Stock registered hereunder in excess of the Initial Stock shall be available for issuance upon conversion of the Series A Stock and payment of dividends thereon and exercise of the Warrant.


(5) Jesup & Lamont Securities Corp. is owned 100% by Jesup & Lamont Group Holdings, 650 Fifth Avenue, Third Floor, New York, NY 10019, which is owned 80% by Mr. Howard F. Curd, c/o Jesup & Lamont Group Holdings, 650 Fifth Avenue, Third Floor, New York, NY 10019.

                              PLAN OF DISTRIBUTION


                  The Selling Stockholders or their pledgees, donees, transferees or other successors-in-interest, may, from time to time, sell all or a portion of the Shares on the NASDAQ National Market System, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Shares may sold by the Selling Stockholders by one or more of the following methods, without limitation: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of the applicable exchange,
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (e) privately negotiated transactions, (f) short sales and
(g) a combination of any such methods of sale.

                  From time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith or in settlement of securities loans. If the Selling Stockholders engage in such transactions, the applicable conversion price may be affected. From time to time the Selling Stockholders may pledge their Shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the Selling Stockholders, the broker may offer and sell the pledged Shares from time to time.

                  In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above. The Selling Stockholders may also sell the Shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus.

                  The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                  The Company is required to pay all fees and expenses incident to the registration of the Shares, including fees and disbursements of counsel to the Selling Stockholders (not to exceed an aggregate of $5,000). The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

                  The following description does not purport to be complete and is subject in all respects to the applicable provisions of the Company's Restated Certificate of Incorporation, as amended, and By-Laws.


                  The authorized capital stock of the Company consists of 42,000,000 shares of Common Stock, par value $0.01, and 7,500,000 shares of Preferred Stock, par value $0.01, the terms of which will be determined by the Company's Board of Directors as and when such shares are issued. Of the 7,500,000 shares of Preferred Stock, 35,000 have been designated Series 1998-A Convertible Preferred Stock and 50,000 have been designated Series 1998-C Convertible Preferred Stock. At August 28, 1998, 8,033,956 shares of Common Stock, 20,000 shares of Series 1998-A Convertible Preferred Stock and 32,354 shares of Series 1998-C Convertible Preferred Stock were outstanding.


                                  Common Stock

                  The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock are entitled to vote. Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor and are entitled to receive on a pro rata basis all assets of the Company legally available for distribution to the stockholders in the event of the liquidation, dissolution or winding up of the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights, and no right to vote cumulatively for the election of directors.


                          TRANSFER AGENT AND REGISTRAR

                  The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.


                                     EXPERTS

                  The consolidated financial statements and schedules of Ecogen Inc. and its subsidiaries as of October 31, 1996 and October 31, 1997, and for each of the years in the three-year period ended October 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which has been incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

                  Certain legal matters relating to the Common Stock, including the validity thereof, will be passed upon for the Company by Paul, Hastings, Janofsky & Walker LLP, Stamford, Connecticut, counsel for the Company. Esteban
A. Ferrer, a member of Paul, Hastings, Janofsky & Walker LLP, is a director of the Company.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

                  The following table sets forth the various expenses payable by the Company in connection with the sale of the Shares being registered. All of the amounts shown are estimates except the registration fee.


Registration fee.................................          $   1,239

Legal fees and expenses..........................             15,000

Accounting fees and expenses.....................              2,000

Miscellaneous....................................              1,761

                                TOTAL                    $    20,000
                                                         ===========




Item 15.  Indemnification of Directors and Officers

                  Article VIII of the Bylaws of the Company, as amended, provides generally for indemnification of officers, directors, agents and employees of the Company to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, Agreement, vote of stockholders or disinterested directors, or otherwise.

                  As permitted by Section 102 of the Delaware General Corporation Law, the Company's stockholders have approved and incorporated provisions into the Company's Restated Certificate of Incorporation eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

                  The Company has entered into indemnification agreements with directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware General Corporation Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its directors or officers, but to the extent a director or office were entitled to indemnity or contribution under the indemnification Agreement, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company but would be offset by the Company's obligations to the director or officer under the indemnification Agreement.

                  The above discussion of the Company's Bylaws, Restated Certificate of Incorporation and indemnification agreements and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, Restated Certificate of Incorporation, indemnification agreements and statute.


Item 16.  Exhibits.

              Exhibit No.          Description
              -----------          -----------


                  *3.1 Restated Certificate of Incorporation of Ecogen Inc. (Form 10-Q for fiscal quarter ended January 31, 1996).


                  *3.2 By-laws of Ecogen Inc., as amended (Form S-1 Registration Statement, File No. 33-14119).

                  *3.3 Certificate of Designations, Preferences and Rights of Series 1998-A Convertible Preferred Stock. (Form 10-Q for fiscal quarter ended April 30, 1998).



                 *3.4     Certificate of Designations, Preferences and Rights
                           of Series 1998-C Convertible Preferred Stock. (Form 8-K, dated September 2, 1998).

                  5 Opinion of counsel as to legality of securities being registered.


                  10.140 Amended and Restated Convertible Preferred Stock Purchase Agreement between Ecogen Inc. and KA Investments LDC dated as of June 5, 1998.



                  10.141 Warrant Agreement between Ecogen Inc. and KA Investments LDC dated June 5, 1998.



                  10.142 Amended and Restated Registration Rights Agreement between Ecogen Inc. and KA Investments LDC dated as of June 5, 1998.


                  23.1     Consent of KPMG Peat Marwick.

                  23.2 Consent of counsel. (The Consent of counsel is included in Exhibit 5).

                  24 Power of Attorney executed by certain officers of the Company and individual members of the Board of Directors authorizing certain officers of the Company to file amendments to the Company's Registration Statement on Form S-3.


         * These items are hereby incorporated by reference from the exhibits of the filing or report indicated and are made a part of this Registration Statement.

Item 17.  Undertakings.


              (A) The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)  to include any prospectus required by section
10(a)(3) of the Securities Act;

                            (ii) to reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs A(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Langhorne, Commonwealth of Pennsylvania, on September 11, 1998.



                         ECOGEN INC.


                             By:      /s/ James P. Reilly, Jr.
                                  Name:  James P. Reilly, Jr.
                                  Title:  Chairman and Chief Executive Officer

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 11th day of September, 1998.




              Signature                            Title
              ---------                            -----

    /s/ James P. Reilly, Jr.
(James P. Reilly, Jr.)   Chairman of the Board, President     September 11, 1998
                         and Chief Executive Officer
                         (Principal Executive Officer)





       *
(Mary E. Paetzold)       Vice President and Chief Financial   September 11, 1998
                         Officer (Principal Financial and
                         Accounting Officer)

       *
(Esteban A. Ferrer)                      Director             September 11, 1998

       *
(Philippe D. Katz)                       Director             September 11, 1998

       *
(Lowell N. Lewis)                        Director             September 11, 1998

       *
(John R. Sutley)                         Director             September 11, 1998


*      /s/ James P. Reilly, Jr.
           James P. Reilly, Jr., as
           attorney-in-fact


                                   ECOGEN INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-3 REGISTRATION STATEMENT


Exhibit No.                Description

*5       Opinion of counsel as to legality of Securities being registered.


10.140 Amended and Restated Convertible Preferred Stock Purchase Agreement between Ecogen Inc. and KA Investments LDC dated as of June 5, 1998.



10.141 Warrant Agreement between Ecogen Inc. and KA Investments LDC dated June 5, 1998.


10.142 Amended and Restated Registration Rights Agreement between Ecogen Inc. and KA Investments LDC dated as of June 5, 1998.


23.1    Consent of KPMG Peat Marwick.







*        Previously filed as an exhibit to this Registration Statement.